UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

Medley Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-35040 (Commission File Number)	27-4576073 (I.R.S. Employer Identification No.)

375 Park Avenue, 33rd Floor

New York, NY 10152

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Medley Capital Corporation (the “Company”) reconvened its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) on April 3, 2014, which was previously adjourned pursuant to a shareholder vote on March 6, 2014, and submitted one matter to the vote of the shareholders. A summary of the matter voted upon by shareholders is set forth below.

Stockholders of record at the close of business on December 16, 2013, were entitled to vote at the Annual Meeting. As of December 16, 2013, there were 40,199,813 shares of the Company’s common stock outstanding and entitled to vote. A quorum consisting of 34,806,695 shares of the Company’s common stock were present or represented at the Annual Meeting.

In order to approve the proposal set forth below, the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”) defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and Broker Non-Votes had the effect of a vote against this proposal. The voting results were as follows:

Proposal 3.	A proposal to authorize the Company, with the approval of its board of directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock, at a price below, but no more than 20% below, its then current net asset value).

All Stockholders

Votes For	Votes Against	Abstain	Broker Non-Votes
16,790,430	5,515,381	345,020	12,638,416

All Stockholders Excluding Affiliates

Votes For	Votes Against	Abstain	Broker Non-Votes
16,708,564	5,515,381	345,020	12,638,416

The Company did not receive enough votes to satisfy the definition of “a majority of the outstanding shares” as set forth in the 1940 Act. In light of the foregoing, the Company will not have the authority to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2014	MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr. Title: Chief Financial Officer